UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant            /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/X/  Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                XOMA Corporation
                (Name of Registrant as Specified In Its Charter)

                                -----------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule of Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                   [XOMA LOGO]



                                XOMA CORPORATION
                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 644-1170




                                 April 14, 1998




To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of XOMA Corporation on May 20, 1998 at 9:00 a.m. local time, which will be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California 94623.

     Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Stockholders for 1997.

     We hope that you will attend the annual meeting. In any event, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope.

                                           Sincerely yours,



                                           John L. Castello
                                           Chairman of the Board,
                                           President and Chief Executive
                                           Officer
Enclosures

                                XOMA CORPORATION
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD AT 9:00 A.M. ON MAY 20, 1998
                                 ---------------


To the Stockholders of XOMA Corporation:

     Notice is hereby given that the annual meeting of stockholders of XOMA CORPORATION (the "Company") will be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California 94623, on May 20, 1998, at 9:00 a.m. local time, for the following purposes:

     1.   To elect directors;

     2. To approve an amendment to the Company's 1981 Stock Option Plan to increase the number of shares issuable over the term of the plan by 1,500,000 shares to 6,650,000 shares in the aggregate;

     3. To approve the adoption of the Company's 1998 Employee Stock Purchase Plan;

     4. To approve amendments to the Company's 1992 Directors Stock Option Plan to (i) increase the number of shares for which options will be granted to newly elected non-employee directors from 10,000 shares to 15,000 shares, subject to adjustment, (ii) increase the number of shares for which options will be granted annually to reelected non-employee directors from 1,000 shares to 7,500 shares, (iii) increase the maximum number of shares issuable over the term of the plan by 150,000 shares to 300,000 shares in the aggregate and (iv) increase the maximum number of shares which may be granted to an individual director under the plan by 50,000 shares to 75,000 shares;

     5. To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP to act as the Company's independent accountants for the 1998 fiscal year; and

     6. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 1, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors



                                     Christopher J. Margolin
                                     Secretary
April 14, 1998
Berkeley, California

                             YOUR VOTE IS IMPORTANT

-------------------------------------------------------------------------------

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please promptly mark, sign and date the enclosed proxy and mail it in the accompanying postage pre-paid envelope.

-------------------------------------------------------------------------------

                                XOMA CORPORATION
                                  ------------

                                 PROXY STATEMENT

                                  ------------



TO THE STOCKHOLDERS:

     The enclosed proxy is solicited on behalf of the Board of Directors of XOMA Corporation, a Delaware corporation ("XOMA" or the "Company"), for use at the annual meeting of stockholders to be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California 94623, on May 20, 1998, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which stockholders of record on April 1, 1998 will be entitled to vote. On April 1, 1998, the Company had issued and outstanding 40,939,056 shares of its common stock, par value $.0005 per share ("Common Stock").

     Holders of Common Stock are entitled to one vote for each share held.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal office, 2910 Seventh Street, Berkeley, California 94710, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Abstentions and broker non-votes are each included in the number of shares present and voting for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Except as described above, the Company does not intend to solicit proxies other than by mail.

     The Company intends to mail this proxy statement on or about April 14, 1998.

                                 STOCK OWNERSHIP

     The following table sets forth as of April 1, 1998, certain information regarding all stockholders known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock and regarding each director, each executive officer named on the following compensation tables and all directors and current executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                               Number of Shares         Percentage of
                                               of Common Stock          Common Stock
     Name of Beneficial Owner                  Beneficially Owned      Beneficially Owned

James G. Andress(1)...........................        7,000                   *
William K. Bowes, Jr.(2)......................       45,069                   *
John L. Castello(3)...........................      572,833                  1.4
Peter B. Davis(4).............................      108,350                   *
Clarence L. Dellio(5).........................      157,780                   *
Arthur Kornberg, M.D.(6)......................       25,000                   *
Christopher J. Margolin(7)....................      114,122                   *
Steven C. Mendell(8)..........................      246,000                   *
Patrick J. Scannon, M.D., Ph.D.(9)............      418,536                  1.0
W. Denman Van Ness(10)........................       47,931                   *
All executive officers
  and directors as a
  group (10 persons)(11)......................    1,742,621                  4.3

---------------------

*    Indicates less than 1%.

(1) Represents 7,000 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date.

(2) Includes 15,000 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date.

(3) Includes 544,833 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 3,000 shares owned by Mr. Castello's sons. Mr. Castello disclaims beneficial ownership of such shares. Does not include 5,442 shares which have vested pursuant to the Company's Deferred Savings Plan.

(4) Includes 90,083 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 3,411 shares which have vested pursuant to the Company's Deferred Savings Plan.

(5) Includes 127,337 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 6,073 shares which have vested pursuant to the Company's Deferred Savings Plan.

(6) Includes 15,000 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date.

(7) Includes 108,350 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 5,609 shares which have vested pursuant to the Company's Deferred Savings Plan.

(8) Includes 204,000 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 631 shares which have vested pursuant to the Company's Deferred Savings Plan and are now held in a rollover IRA account.

(9) Includes 333,467 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date. Does not include 6,073 shares which have vested pursuant to the Company's Deferred Savings Plan.

(10) Includes 32,481 shares held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee. Also includes 450 shares held by various trusts of which Mr. Van Ness may be deemed the beneficial owner. Mr. Van Ness disclaims such beneficial ownership. Includes 15,000 shares issuable upon the exercise of stock options exercisable as of 60 days after the record date.

(11) Includes 1,460,070 shares issuable upon exercise of stock options exercisable as of 60 days after the record date. Does not include 27,239 shares which have vested pursuant to the Company's Deferred Savings Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive officers for the last three completed fiscal years of the Company:

                                                                             -4-


                                                               SUMMARY COMPENSATION TABLE




                                                                                                  Long-Term
                                                          Annual Compensation                    Compensation
                                                                                                  Securities
                                                                               Other Annual       Underlying     All Other
         Name and Principal Position                Salary         Bonus       Compensation        Options       Compensation
                                            Year    ($)            ($)(1)         ($)(2)            (#)(3)           ($)(4)


John L. Castello                            1997     $500,000         N/A              $878          60,000        $30,472
  (Chairman of the                          1996     $500,000         N/A           $22,283          50,000        $30,472
  Board, President and                      1995     $500,000         N/A            $6,683         600,000        $27,570
  Chief Executive Officer)

Patrick J. Scannon, M.D., Ph.D.             1997     $310,000       $46,714          $1,000          30,000        $17,421
  (Chief Scientific and                     1996     $300,000       $41,132              $0          50,000        $17,124
  Medical Officer)                          1995     $300,000        $8,214              $0         350,000        $17,273

Clarence L. Dellio                          1997     $233,000       $38,133              $0          30,000         $7,056
  (Senior Vice President,                   1996     $223,000       $27,377          $4,288          45,000         $7,031
  Operations)                               1995     $223,000        $6,011          $4,288         149,695         $5,997

Peter B. Davis                              1997     $210,000       $37,364              $0          30,000         $6,788
  (Vice President,                          1996     $200,000       $19,656              $0          35,000         $6,766
  Finance and Chief                         1995     $200,000            $0          $7,540          85,000         $5,837
  Financial Officer)

Christopher J. Margolin                     1997     $210,000       $34,606          $8,077          30,000         $6,788
  (Vice President,                          1996     $200,000       $26,042          $7,692          35,000         $6,766
  General Counsel and                       1995     $193,000        $5,220          $3,712         105,000         $5,788
  Secretary)

------------------------------------------

(1) Each amount in this column for 1997, 1996 and 1995 represents awards under the Company's Management Incentive Compensation Plan in the following amounts: Dr. Scannon - $15,128 and 1,537 shares of Common Stock in 1997 (relating to performance in 1996); $16,459 in 1997 and $16,459 and 2,465 shares of Common Stock in 1996 (relating to performance in 1995); $8,214 in 1996 and 1995 (relating to performance in 1993); Mr. Dellio - $11,189 and 943 shares of Common Stock in 1997 (relating to performance in 1996); 1,500 shares of Common Stock in 1997 and $10,683 and 1,500 shares of Common Stock in 1996 (relating to performance in 1995); $6,011 in 1996 and 1995 (relating to performance in 1993); Mr. Davis - $11,435 and 959 shares of Common Stock in 1997 (relating to performance in 1996); 1,211 shares of Common Stock in 1997 and $9,828 and 1,211 shares of Common Stock in 1996 (relating to performance in 1995); Mr. Margolin - $12,098 and 956 shares of Common Stock in 1997 (relating to performance in 1996); $10,411 in 1997 and $10,411 and 1,254 shares of Common Stock in 1996 (relating to performance in 1995); $5,220 in 1996 and 1995 (relating to performance in 1993).

(2) Mr. Castello's amounts in this column for 1997, 1996 and 1995 include financial services provided to Mr. Castello in the amount of $567, $3,052 and $6,683, respectively. Mr. Margolin's amount in this column for 1997 and Mr. Castello's, Mr. Dellio's and Mr. Margolin's amounts in this column for 1996 and 1995 represent cash payments in lieu of earned vacation.

(3) Amounts in this column for 1995 include the cancellation and regranting of previously granted options.

(4) Each amount in this column for 1997, 1996 and 1995 includes 881, 908 and 1,621, respectively, shares of the Company's Common Stock contributed to the accounts of Mr. Castello, Dr. Scannon, Mr. Dellio, Mr. Davis and Mr. Margolin under the Company's Deferred Savings Plan, valued at fiscal year-end formula prices of $5.39, $5.23 and $2.85, respectively, per share. Amounts for 1997, 1996 and 1995 also include group term life insurance premiums in the following amounts: Mr. Castello--$7,722 for 1997, $7,722 for 1996 and $4,950 for 1995; Dr. Scannon--$3,203 for 1997 and $1,914 for
     each of 1996 and 1995; Mr. Dellio--$2,306 for 1997, $2,281 for 1996 and
     $1,378 for 1995; Mr. Davis--$2,038 for 1997, $2,016 for 1996 and $1,218 for
     1995; and Mr. Margolin--$2,038 for 1997, $2,016 for 1996 and $1,169 for
     1995. Dr. Scannon's amounts for 1997, 1996 and 1995 include $9,468, $10,460 and $10,740 respectively, which represent the difference between (i) the amount of interest Dr. Scannon would have been required to pay in interest for each such year had the loan made to him by the Company pursuant to his employment agreement been made at the then-prevailing market rate and (ii) the amount of interest payable on the loan for each such year in accordance with its terms. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the named executive officers as of the end of the last completed fiscal year of the Company. No stock appreciation rights ("SARs") were granted during the last fiscal year and none were held at the end of the fiscal year.



                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants


                                Number of                                                             Potential Realized Value
                               Securities         % of Total                                         of Assumed Annual Rates of
                               Underlying           Options                                           Stock Price Appreciation
                                 Options            Granted          Exercise or                         For Option Term (1)
                                 Granted         to Employees         Base Price     Expiration    0%         5%         10%
Name                               (#)          In Fiscal Year          ($/Sh)          Date      ($)         ($)        ($)
----                           ----------       --------------       -----------     ----------   ---       -------     -----


John L. Castello.......             60,000            8.9%            $6.75           2/26/07        0     $254,702   $645,466
Patrick J. Scannon, M.D.,
Ph.D...................             30,000            4.5%            $6.75           2/26/07        0     $127,351   $322,733
Clarence L. Dellio.....             30,000            4.5%            $6.75           2/26/07        0     $127,351   $322,733
Peter B. Davis.........             30,000            4.5%            $6.75           2/26/07        0     $127,351   $322,733
Christopher J. Margolin             30,000            4.5%            $6.75           2/26/07        0     $127,351   $322,733
---------------------

(1) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their ten-year option terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices equal to the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices as a result of actions by the executives that improve the Company's performance and/or other factors affecting such price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last completed fiscal year of the Company and unexercised options held as of the end of the fiscal year. No SARs were exercised during the last fiscal year and none were held at the end of the fiscal year.

                  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                   Shares
                                  Acquired                             Number of Securities               Value of Unexercised
                                     On              Value            Underlying Unexercised            In-the-Money Options at
                                  Exercise          Realized          Options at FY-End (1)                   FY-End ($)(1)
Name                              (#)               ($)           Exercisable     Unexercisable     Exercisable     Unexercisable
----                          -----------       -----------       -----------     -------------     -----------     -------------

John L. Castello.......                 --                --       480,458         229,542           $1,380,020         $479,355
Patrick J. Scannon M.D.,
Ph.D...................                 --                --       299,071         130,929           $  848,204         $256,485
Clarence L. Dellio.....             10,057           $49,028       107,620          92,018           $  274,182         $129,419
Peter B. Davis.........                 --                --        75,084          74,916           $  185,574         $ 99,113
Christopher J. Margolin                 --                --        92,267          77,733           $  237,123         $107,564
-------------------------

(1) The amounts listed in the two columns are based on the closing price per share of $5.5625 on December 31, 1997, as reported on the Nasdaq National
     Market, less the applicable option exercise prices.



Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company has entered into an employment agreement with Mr. Castello, dated as of April 29, 1992, that provides for his employment as President and Chief Executive Officer at a salary of $500,000 per year. Under this agreement, Mr. Castello also receives all standard Company employee benefits and supplemental life insurance for the amount that an annual premium of $18,000 provides. The agreement also provides for a grant of options for 500,000 shares of Common Stock under the Company's 1981 Stock Option Plan, which was made in 1992.

     Mr. Castello's employment may be terminated, with or without cause, at the will of either party. If terminated by the Company for any reason other than due cause or by Mr. Castello for good reason, Mr. Castello must be paid his then current base salary and benefits for one year. If terminated for due cause, he is entitled to no further compensation. Good reason includes, in the context of a change of control, the assignment to Mr. Castello of duties inconsistent with his prior duties; his removal from, or failure to re-elect him to, any position he held immediately prior to the change in control; any termination by the Company within three years of the change of control other than for due cause or upon disability or death; a good faith determination by Mr. Castello that changes in circumstances resulting from the change in control leave him substantially unable to perform his duties, after notice; the failure of the Company's successor or the transferee of its assets or business to assume its obligations under the agreement; or, a significant relocation of the Company's executive offices. Good reason also includes any reduction in base pay or benefits or any breach of the agreement by the Company.

     The Company has entered into an employment agreement with Dr. Scannon, dated as of March 26, 1998, that provides for his employment as Chief Scientific and Medical Officer at a salary of $310,000 per year. Under this agreement, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan. The agreement also provides for a one-year loan to Dr. Scannon in the amount of $236,293, bearing interest at 6% per annum and secured by a pledge of certain shares of the Company's Common Stock. The loan was originally made to Dr. Scannon in 1993, has been extended for five additional years, and $137,141 in principal and interest payments have been received by the Company to date. The loan will become payable on demand in the event of any early termination of Dr. Scannon's employment. Upon termination of his employment for any reason other than cause, or upon resignation, Dr. Scannon must be paid his then current base salary and benefits for one year.

     The Company has entered into an employment agreement with Mr. Davis dated as of April 1, 1994 that provides for his employment as Chief Financial Officer at a salary of $200,000 per year. Under this agreement, Mr. Davis received a one-time transition allowance in the amount of $35,000 and is entitled to participate in any benefit plan for which executives of the Company are eligible. In addition, the agreement provides for a grant of options for 60,000 shares of Common Stock under the Company's 1981 Stock Option Plan, which was made in 1994, as well as participation in the Management Incentive Compensation Plan. Mr. Davis' employment agreement provides no additional compensation in the event of a change of control but provides a minimum severance amount equal to six months of base salary at the time of termination.

Compensation Committee Report on Executive Compensation

     The Company's compensation program for officers (including the named executive officers) is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee directors. Following review and approval by the Committee, all issues pertaining to officer compensation are submitted to the full Board for approval. The primary objectives of the Company's compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's stockholders through the creation of stockholder value and achievement of strategic corporate objectives.

     The level of compensation paid to an officer is determined on the basis of the individual's overall experience, responsibility, performance and compensation level in his or her prior position (for newly hired officers), the individual's overall performance and compensation level at the Company during the prior year (for current employees), the compensation levels of similarly situated individuals in the pharmaceutical and biotechnology industries (including, but not limited to, the biotechnology companies included in the Dow Jones Medical and Biotechnology Index) and other labor markets in which the Company competes for employees, the performance of the Company's Common Stock during the prior fiscal year and such other factors as may be appropriately considered by the Board of Directors, by the Committee and by management in making its initial proposals to the Committee. The performance of the Company's Common Stock in 1996 had a positive impact on the determination of 1997 compensation levels.

     Mr. Castello's compensation for 1997 was determined after considering the general factors described above and the terms of his existing employment contract. In 1992, the Committee approved, and recommended that the Board approve, the terms of Mr. Castello's employment contract, as more fully described under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," because it felt that the terms thereof were necessary in order to attract a candidate of Mr. Castello's experience and reputation in the pharmaceutical industry, which in turn was deemed neces-sary in order to enable the Company to advance toward its long-range goal of becoming a pharmaceutical company with commercially viable products. Mr. Castello has not received a salary increase since his employment contract was executed in 1992.

     The principal methods for long-term incentive compensation are the Company's 1981 Stock Option Plan (the "1981 Option Plan") and Restricted Stock Plan (the "Restricted Plan"), and compensation thereunder principally takes the form of incentive and non-qualified stock option grants. These grants are designed to promote the convergence of long-term interests between the Company's key employees and its stockholders; specifically, the value of options granted will increase or decrease with the value of the Company's Common Stock. In this manner, key individuals are rewarded commensurately with increases in stockholder value. These grants also typically include a 5-year vesting period to encourage continued employment. The size of a particular option grant is determined based on the individual's position with and contribution to the Company. For grants during 1997, the number of options granted were determined based on the numbers of options granted to such individuals in the previous fiscal year, the aggregate number of options held by each such individual, the number of options granted to similarly situated individuals in the pharmaceutical and biotechnology industries, the price of the Company's common stock relative to other companies in such industries and the resulting relative value of such options; no specific measures of corporate performance were considered. See "Proposal 2 - Addition of Shares to the 1981 Stock Option Plan" for a further description of the 1981 Option Plan.

     Certain employees are also compensated through the Management Incentive Compensation Plan established effective July 1, 1993 (as amended, the "Incentive Plan"), in which management employees (other than the Chief Executive Officer), as well as certain additional discretionary participants chosen by the Chief Executive Officer, are eligible to participate. Under the Incentive Plan, at the beginning of each fiscal year, the Board of Directors (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company's performance in achieving its corporate objectives.

     After each fiscal year, the Board of Directors and the Compensation Committee make a determination as to the performance of the Company and Incentive Plan participants in meeting corporate objectives and individual objectives, which are determined from time to time by the Board of Directors in its sole discretion and which included for 1997: a target level of cash at year end; improvement in operating cash flow; generation of current income; progress toward strategic alliances, potential partnerships or financing arrangements; and various objectives tied to development of the Company's product lines. Awards to Incentive Plan participants vary depending upon the level of achievement of corporate objectives, the size of the incentive compensation pool and the Incentive Plan par-ticipants' base salaries and performance during the fiscal year as well as their expected ongoing contribution to the Company. The Company must meet a minimum percentage of its corporate objectives (currently 70%) before any awards are made under the Incentive Plan.

     Awards under the Incentive Plan vest over a three-year period with 50% of each award payable on a date to be determined, expected to be in February or March of the following fiscal year, and 25% payable on each of the next two annual distribution dates, so long as the Incentive Plan participant continues to participate in the Incentive Plan. The portion payable on the first distribution date is payable 50% in cash and 50% in Common Stock (based on a 10-day average market price). Incentive Plan participants must choose prior to the end of the first year of the three-year period whether the balance is to be paid in cash or Common Stock. All stock issuances under the Incentive Plan are made pursuant to the Company's Restricted Stock Plan.

     For 1997, the Committee and the Board of Directors determined that management had met a percentage of the corporate objectives summarized above equal to or in excess of the 70% minimum required by the Plan in order to make awards thereunder. In 1997, 33 individuals were eligible to participate in the Incentive Plan, including all of the executive officers named in the "Summary Compensation Table" above other than Mr. Castello.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million. However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility, and the Committee believes, based on information currently available, that the Company's stock options issued to its executive officers qualify for this exclusion. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that the Company will not be denied any significant tax deduction for 1998. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                                          William K. Bowes, Jr.
                                          W. Denman Van Ness

Performance Graph

     Comparison of Five Year Cumulative Total Return Among XOMA, Nasdaq Composite Index and DJ Medical Biotech Index


     As of             XOMA               Nasdaq         Dow Jones Medical
 December 31,       Corporation       Composite Index    and Biotechnology
 ------------       -----------       ---------------    -----------------
     1992               100                 100                 100
     1993                55                 115                  87
     1994                28                 111                  98
     1995                36                 155                 168
     1996                53                 191                 178
     1997                58                 232                 229


     The comparison assumes $100 invested on December 31, 1992 in the Company's Common Stock, the Nasdaq Composite Index, and the Dow Jones Medical and Biotechnology Index (weighted). Total return assumes reinvestment of dividends although the Company has never paid cash dividends. Returns for the Company are not necessarily indicative of future performance.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and have qualified, or until their death, resignation or removal. The nominees for the Board of Directors are set forth below. Unless otherwise instructed, the proxy holders will vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected as directors of the Company.

NOMINEES TO BOARD OF DIRECTORS

     Name                                               Title             Age

John L. Castello                      Chairman of the Board, President     61
                                        and Chief Executive Officer
Patrick J. Scannon, M.D., Ph.D.       Chief Scientific and Medical
                                        Officer and Director               50
James G. Andress                      Director                             59
Williams K. Bowes, Jr.                Director                             71
Arthur Kornberg, M.D.                 Director                             80
Steven C. Mendell                     Director                             56
W. Denman Van Ness                    Director                             55


     Mr. Castello became Chairman of the Board, President and Chief Executive Officer in March 1993. From April 1992 to March 1993, Mr. Castello was President, Chief Executive Officer and a director. Mr. Castello was President and Chief Operating Officer of the Ares Serono Group from 1988 to 1991 and prior to that was President of the Serono Diagnostics Division from 1986 to 1988. Ares Serono is known in the United States for fertility drugs, and it is also the manufacturer of a bioengineered human growth hormone which is marketed primarily outside of the United States. Mr. Castello previously held senior management positions at Amersham International PLC and Abbott Laboratories. Mr. Castello is also a director of Cholestech Corporation and Metra Biotech, Inc. Cholestech is engaged in the business of developing products for the diagnostic measurement of cholesterol and other blood components. Metra is en-gaged in the business of developing bone resorption diagnostic products.

     Dr. Scannon is one of the founders of the Company and has served as a director since its formation. Dr. Scannon became Chief Scientific and Medical Officer in March 1993. He served as President of the Company from its formation until April 1992 and as Vice Chairman, Scientific and Medical Affairs from April 1992 to March 1993. From 1979 until 1981, Dr. Scannon was a clinical research scientist at the Letterman Army Institute of Research in San Francisco. A Board-certified internist, Dr. Scannon holds a Ph.D. in organic chemistry from the University of California, Berkeley, and an M.D. from the Medical College of Georgia. Dr. Scannon is also a member of XOMA's Scientific Advisory Board.

     Mr. Andress has been a director since November 1995 and is a former Chairman of the Pharmaceuticals Group, Beecham Group, plc and Chairman, Healthcare Products and Services of Smithkline Beecham, plc and the former President and Chief Operating Officer of Sterling Drug, Inc. Since November 1, 1996, he has served as President and CEO of Warner Chilcott, plc, a specialty pharmaceuticals company. From 1989 to 1995, he served as President, Chief Executive Officer and director of Information Resources, Inc., a decision support software and consumer packaged goods research company and currently serves as a director. Mr. Andress is also a director of The Liposome Company, Inc. and NeoRx, Inc., which are biotechnology companies. He also serves as a director of Sepracor, Inc., a separations technology company, O.P.T.I.O.N. Care, Inc., a home health care company, Allstate Insurance Company and four private companies.

     Mr. Bowes has been a director since February 1986 and has been General Partner of U.S. Venture Partners since 1981. Mr. Bowes is also a director of Amgen Inc., Applied Micro-Circuits Corporation, Lynx Therapeutics, Inc. and one private company.

     Dr. Kornberg has been a director since April 1991 and is a member of XOMA's Scientific Advisory Board. He is a distinguished author and researcher who was chairman and founder of the Department of Biochemistry at the Stanford University School of Medicine. Dr. Kornberg received the Nobel Prize in 1959 for his discovery of the enzymatic synthesis of DNA. His present research is on the genetics, biochemistry, physiology and clinical relevance of inorganic polyphosphate. He is the author of "DNA Replication," one of the basic textbooks of biochemistry. Dr. Kornberg was a founder and is a member of the Board of Scientific Advisors of DNAX, now a wholly owned subsidiary of Schering-Plough Corporation. He is a member of the Board of Scientific Advisors of Regeneron Pharmaceuticals, Inc., a biotechnology company focused on neurobiology.

     Mr. Mendell has been a director of the Company since 1984. From April 1992 to March 1993, he was Chairman of the Board. Mr. Mendell was also Chief Executive Officer of the Company from

1986 until April 1992. He is currently President and Chief Executive Officer of Prizm Pharmaceuticals, Inc., a private company engaged in the development of growth factor receptor mediated drug delivery products. Mr. Mendell is also a director of StressGen Biotechnologies Corp., a biopharmaceutical company engaged in the development of pharmaceutical products for treatment of cancer and the prevention of infectious disease.

     Mr. Van Ness has been a director since October 1981. He is a Managing Director of CIBC Capital Partners, an international merchant banking organization. From 1986 through March 31, 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds.

                                  BOARD MATTERS

Board Meetings and Committees

     During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year.

     The Board of Directors has standing audit, compensation and nominating committees. The nominating committee performs the functions of director evaluation and selection. The committee currently consists of Messrs. Bowes, Castello and Van Ness. The committee will not accept unsolicited director nominations by stockholders. The committee held no meetings during 1997.

     The audit committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing the Company's accounting practices and system of internal accounting controls. This committee, currently consisting of Mr. Mendell and Mr. Andress, held two meetings during 1997.

     The compensation committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company's officers and other employees. This committee, currently consisting of Messrs. Bowes and Van Ness, held three meetings during 1997.

Board Compensation and Related Matters

     Each non-employee director receives a quarterly retainer of $1,000, $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended in person on a date other than on the date of a meeting of the Board of Directors.

Additionally, each non-employee director is annually granted options to purchase 1,000 shares of Common Stock pursuant to the 1992 Directors Stock Option Plan (the "Directors Plan") upon reelection to the Board of Directors at an exercise price per share equal to the closing market price of the Common Stock on the date of grant, which for 1997 was $4.9375. The Board of Directors has adopted, subject to stockholder approval, amendments to the Directors Plan to (i) increase the number of shares for which options will be granted to newly elected non-employee directors from 10,000 shares to 15,000 shares, subject to adjustment, (ii) increase the number of shares for which options will be granted annually to reelected non-employee directors from 1,000 shares to 7,500 shares,
(iii) increase the maximum number of shares issuable over the term of the Directors Plan by 150,000 shares to 300,000 shares in the aggregate and (iv) increase the maximum number of shares which may be granted to an individual director under the Directors Plan by 50,000 shares to 75,000 shares. See "Proposal 4 Amendments to the Directors Plan." Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded options or shares of stock of the Company for service as members of the Board of Directors or its committees.

                     PROPOSAL 2 - ADDITION OF SHARES TO THE
                                1981 OPTION PLAN

Background

     The 1981 Option Plan is designed to encourage equity ownership of the Company by the employees who are primarily responsible for its management, growth and financial success and significant independent consultants and to assist the Company in attracting and retaining the services of such employees and consultants (see "Compensation Committee Report on Executive Compensation" above). All employees are eligible to participate in the 1981 Option Plan (each, a "Participant"). Directors who are not employees of the Company are not eligible to participate in either plan.

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1981 Option Plan to increase the number of shares of Common Stock issuable under the 1981 Option Plan by 1,500,000 shares to 6,650,000 shares in the aggregate.

     The essential features of the 1981 Option Plan, as amended, are summarized below. This summary does not purport to be a complete description of the 1981 Option Plan. Copies of actual plan documents may be obtained by contacting the Secretary of the Company.

Description of 1981 Option Plan

     Of the 5,150,000 shares of Common Stock currently available for issuance under the 1981 Option Plan, approximately 686,707 shares of Common Stock have been issued upon the exercise of options granted under the 1981 Option Plan, 3,405,536 shares of Common Stock are subject to outstanding options under the 1981 Option Plan, and 395,105 shares of Common Stock are available for issuance under future option grants to be made under the 1981 Option Plan. The expiration dates for all such outstanding options range from March 27, 1999 (at the earliest) to March 25, 2008 (at the latest).

     The shares of Common Stock issuable over the term of the 1981 Option Plan may be made available from either authorized but unissued Common Stock or treasury shares. Each option will have an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the date of grant. The 1981 Option Plan's term expires on November 15, 2001.

     Currently, the Compensation Committee administers the 1981 Option Plan as it relates to individuals other than directors, officers or ten-percent stockholders of the Company. The Compensation Committee's authority to grant options under the 1981 Option Plan is limited to 15,000 shares per individual. In all other respects, the 1981 Option Plan is administered by the Board.

     The Board and, with respect to individuals who are not directors, officers or ten-percent stockholders of the Company, the Compensation Committee (the "Plan Administrators") are authorized (subject to the provisions of the 1981 Option Plan) to establish such rules and regulations as they may deem appropriate for the proper administration of the 1981 Option Plan. Each option will be exercisable at such times, during such period or periods, and for such number of shares as the relevant Plan Administrator determines. No such granted option may have a term in excess of ten years from the grant date.

     Exercise of Options. The exercise price of options granted under the 1981 Option Plan will be immediately due upon exercise of the option and may be paid
(i) in cash; (ii) in shares of Common Stock having a fair market value on the date the option is exercised equal to the option price; (iii) in a combination of cash and shares of Common Stock valued at fair market value on the day the option is exercised; or (iv) through a broker-dealer sale and remittance procedure pursuant to which shares acquired under the option are sold immediately and there is paid to the Company, out of the sale proceeds, an amount equal to the option price for the acquired shares plus all applicable withholding taxes. For all purposes of valuation under the 1981 Option Plan, the fair market value of the Common Stock on any relevant date will be the closing sale price per share of Common Stock, as reported for such date through the Nasdaq National Market.

     The Plan Administrator may also assist any optionee in the exercise of an option by authorizing a loan from the Company, by permitting the optionee to pay the option price in installments over a period of years or by authorizing a guarantee by the Company of a third party loan to the optionee, the terms and conditions of which will be established by the relevant Plan Administrator in its sole discretion. However, the maximum credit available to the optionee may not exceed the option price payable for the purchased shares, plus any tax liability.

     The 1981 Option Plan has been amended to eliminate the provisions giving the Plan Administrator specific authority to cancel options with the consent of the affected optionees and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock, but having an option price per share not less than 100% of the fair market value on a new grant date. Such amendment does not, however, affect the Company's ability to cancel options with the consent of the optionee at any time and simultaneously or subsequently to grant options to the same or different optionees at exercise prices otherwise permissible under the 1981 Option Plan.

     Transfer. Non-qualified options granted under the 1981 Option Plan may be granted on terms permitting transfer to immediate family members of the optionee (or an entity comprised entirely of the optionee and such immediate family members) in certain circumstances.

     Limitation. At a meeting held on June 5, 1997, the stockholders of the Company approved an amendment to the 1981 Option Plan, previously adopted by the Board of Directors on October 30, 1996, to place an upper limit of 1,000,000 on the number of shares of Common Stock for which options or stock appreciation rights ("SARs") may be granted to any Participant under the 1981 Option Plan during any calendar year.

     Termination of Employment. Should an optionee under the 1981 Option Plan cease to be an employee or consultant of the Company for any reason (including death or permanent disability), such optionee (or its permitted transferee) will not have more than a twelve (12) month period following the date of such cessation of status in which to exercise any outstanding options, but under no circumstances may any such options be exercised after the specified expiration date of the option term.

     Stock Appreciation and Repurchase Rights. The 1981 Option Plan includes an SAR feature whereby the Plan Administrator has the authority to grant one or more optionees the right, exercisable upon such terms and conditions as such Plan Administrator deems appropriate, to surrender all or part of an unexercised option and to receive in exchange therefor an amount equal to the excess of (i) the fair market value (on the date of surrender) of the number of vested shares for which the surrendered option is at the time exercisable over (ii) the aggregate option price payable for such vested shares, payable in shares of Common Stock valued at fair mar-ket value on the date of surrender, in cash, or partly in shares and partly in cash. To date, no SARs have been granted.

     Acceleration of Options. Pursuant to certain corporate transactions, including: a merger or acquisition in which the Company is not the surviving entity; the sale, transfer or other disposition of all or substantially all of the assets of the Company; or any other business combination in which 50% or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, all options at the time outstanding and not then otherwise fully exercisable will immediately, prior to the specified effective date of such corporate transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable thereunder.

     Amendment. The 1981 Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance. Any option so granted cannot be exercised prior to stockholder approval of an amendment increasing the number of shares available for issuance under the 1981 Option Plan.

     The Board has full power and authority to amend or modify the 1981 Option Plan in any or all respects, except that no such amendment or modification may, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the 1981 Option Plan prior to such action, and the Board may not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the 1981 Option Plan, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) materially increase the benefits accruing to participants in the 1981 Option Plan or (iii) materially modify the eligibility requirements for participation therein.

Federal Income Tax Consequences

     The following discussion summarizes the principal federal income tax consequences of the 1981 Option Plan. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 1981 Option Plan.

     1. Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a non-qualified stock option.

     Upon the exercise of a non-qualified stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently, the maximum federal income tax rate for long-term capital gain on assets held for more than eighteen months is generally 20%, and the maximum rate on capital gain on assets held for more than one year but less than eighteen months ("mid-term gain") is 28%.

     Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the Option Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the Option Plan will be treated as a non-qualified stock option to the extent it (together with any other incentive stock options granted after 1986 under other plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be mid-term or long-term capital gain or loss, taxable as discussed above at either a maximum federal income tax rate of 20% or 28% depending on the holding period. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the Participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term, mid-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

     Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the Participant, it would result in an increase in the Participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     2. Stock Appreciation Rights. With respect to stock appreciation rights under the 1981 Option Plan, generally, when a Participant receives payment with respect to a stock appreciation right granted to him or her under the 1981 Option Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such Participant and will be allowed as a deduction for federal income tax purposes to the Company.

     3. Special Rules. Special rules may apply to a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

     4. Limitation on Deductibility. The Company currently intends to structure stock options granted under the 1981 Option Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

Recommendation

     At the annual meeting, the Company's stockholders will be asked to approve the proposal to amend the 1981 Option Plan to increase the number of shares issuable over the term of the 1981 Option Plan by 1,500,000 shares to 6,650,000 shares in the aggregate. The Board of Directors believes that approval of the proposed amendment is in the best interests of the Company, its stockholders and its employees because it will continue to assist the Company in attracting and retaining the services of outstanding employees and unanimously recommends a vote "FOR" approval. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the annual meeting and entitled to vote.

         PROPOSAL 3 - ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company has adopted the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), sub-ject to stockholder approval and ratification. The following summary of the Stock Purchase Plan is qualified in its entirety by express reference to the text of the Stock Purchase Plan, which is attached as Annex A to this Proxy Statement.

     The purpose of the Stock Purchase Plan is to give employees of the Company an opportunity to purchase Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company. The Company has reserved 500,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased in the open market. The Stock Purchase Plan will be administered by the Compensation Committee.

     Any person who is an employee on a given enrollment date of an Offering Period (generally the beginning of every calendar quarter) who is scheduled to work at least 20 hours per week on a regular basis is eligible to participate in the Stock Purchase Plan. An Offering Period will generally be a 24 month period beginning with the enrollment date. New and concurrent Offering Periods will generally begin every calendar quarter, so that there may be as many as eight Offering Periods at any one time. Common Stock will be purchased for participants in the Stock Purchase Plan as of the last day of each Offering Period (i.e., the last day prior to the second anniversary of the beginning of the Offering Period) with the money deducted from their paychecks during the Offering Period. The purchase price per share of Common Stock will be either (i) an amount equal to 85% of the fair market value of a share of Common Stock on the first day of such Offering Period or on the last day of such Offering Period, whichever is lower or (ii) such higher price as may be set by the Compensation Committee at the beginning of the Offering Period.

     A participant may elect to have payroll deductions made under the Stock Purchase Plan for the purchase of Common Stock in an amount for all current Offering Periods not to exceed 20% of the participant's compensation. Compensation for purposes of the Stock Purchase Plan means total cash compensation, including regular pay, overtime pay and bonuses, and it also includes pre-tax employee contributions under a Section 401(k) plan or Section 125 plan. Contributions to the Stock Purchase Plan will be on an after-tax basis (i.e., such contributions are subject to federal, state and local taxes). A participant may terminate his or her payroll deductions at any time. A participant may elect (not more than once each quarter) to decrease the amount of payroll deductions with respect to one or more current Offering Periods. Increases may be made only by electing to participate in a future Offering Period.

     A stock purchase account will be established for each participant in the Stock Purchase Plan. Amounts deducted from participants' paychecks will be credited to their accounts with respect to each current Offering Period. No interest will accrue with respect to any amounts credited to the accounts. As of the last day of each Offering Period, the amount credited to a participant's stock purchase account with respect to such Offering Period will be used to purchase the largest number of whole shares of Common Stock at the price as determined above. The Common Stock will be purchased directly from the Company. No brokerage or other fees will be charged to participants. Unless approved by the Compensation Committee, fractional shares will not be purchased, and any payroll deductions which are not sufficient to purchase a full share will be retained in the participant's account for the next expiring Offering Period. Any other monies in a participant's account will be returned to the participant.

     The maximum number of shares that a participant may purchase during an Offering Period with respect to such Offering Period is 50,000 shares. That maximum will be reduced if, after the purchase, the participant would own stock of the Company (including stock he or she could purchase under any outstanding options) possessing 5% or more of the total voting power or value of all classes of stock of the Company, or if the total fair market value of the shares to be purchased for the participant determined on the first day of the Offering Period would exceed $25,000 for each calendar year during which the Offering Period is in effect. If the aggregate stock purchase account to be used for the purchase of Common Stock as of the last day of an Offering Period would purchase more shares than are reserved for purchase and sale under the Stock Purchase Plan, the number of shares which would otherwise be purchased for each participant will be reduced proportionately and the remaining account balance of each participant will be distributed.

     A participant may withdraw from participation in the Stock Purchase Plan at any time during an Offering Period (with respect to one or more Offering Periods) by written notice to the Company. Upon withdrawal, a participant's account balance will be distributed as soon as practicable and no shares of Common Stock with respect to such Offering Period(s) will be purchased. Rights to purchase shares of Common Stock under the Stock Purchase Plan are exercisable only by the participant and are not transferable.

     If not sooner terminated automatically because all shares reserved under the Stock Purchase Plan have been issued and sold, the Stock Purchase Plan will continue in effect until terminated by the Board of Directors. The Board of Directors of the Company may amend, suspend, or terminate the Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the stockholders of the Company.

Federal Income Tax Consequences

     The following is a summary of the federal income tax consequences to employees participating in the Stock Purchase Plan and to the Company, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

     Rights to purchase stock under the Stock Purchase Plan are referred to in the Code as "options". A participating employee will not recognize income at the time options are granted to such employee at the commencement of an Offering Period or when the employee exercises such options and purchases shares of Common Stock at the end of an Offering Period. An employee will be taxed on amounts withheld from salary under the Stock Purchase Plan as if actually received, and the Company will be entitled to deduct a corresponding amount.

     If an employee does not dispose of the shares of Common Stock purchased pursuant to the Stock Purchase Plan until more than two years after the date of grant of the options and one year after the transfer of the shares to the employee, or if the employee dies without having disposed of such shares, such employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition or death an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the amount paid for the shares, or (ii) the excess of the fair market value of the shares at the date of grant of the options over the exercise price. If the amount realized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as compensation, such excess will be capital gain. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently, the maximum rate for long-term capital gain on assets held for more than eighteen months is generally 20%, and the maximum rate on capital gain on assets held for more than one year but less than eighteen months ("mid-term gain") is 28%.

     The Company will not be entitled to any deduction in respect of options granted under the Stock Purchase Plan or shares of Common Stock issued and delivered pursuant to the exercise of such options, if the holding period requirements are met or the employee dies prior to disposing of the shares acquired upon exercise.

     If an employee disposes of the shares of Common Stock within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the em-ployee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date of exercise over the amount paid for such shares. The Company may be required to withhold taxes related to such ordinary income from other payments due the employee. The Company will generally be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of such shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period for the shares. If an employee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period for the shares.

New Plan Benefits

                                                     Stock Purchase Plan

       Name and Position                      Dollar Value           # of Units
       -----------------                      ------------           ----------
John L. Castello                                  (1)                     (1)
Patrick J. Scannon, M.D., Ph.D.                   (1)                     (1)
Clarence L. Dellio                                (1)                     (1)
Peter B. Davis                                    (1)                     (1)
Christopher J. Margolin                           (1)                     (1)
All Executive Officers as a Group
(including those listed above)                    (1)                     (1)
All Non-Employee Directors as a Group             (2)                     (2)
All Non-Executive Officers as a Group             (1)                     (1)
-------------------------

(1) Participation in the Stock Purchase Plan is voluntary. The Company cannot now determine the amount of shares of Common Stock that will be acquired by participants therein or the dollar value of any such participation.

(2)      Not eligible for participation.

Recommendation

     At the annual meeting, the Company's stockholders will be asked to approve the proposal to adopt the Stock Purchase Plan. The Board of Directors believes that approval of the proposed amendment is in the best interests of the Company, its stockholders and its employees because it will encourage employees to share in the economic growth and success of the Company and unanimously recommends a vote "FOR" approval. Approval of the Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the annual meeting and entitled to vote.

                  PROPOSAL 4 - AMENDMENTS TO THE DIRECTORS PLAN

Background

     The Directors Plan is designed to enable the Company to provide meaningful equity incentives to attract and retain the services of outside directors able to make outstanding contributions to the Company.

     The Board of Directors has adopted, subject to stockholder approval, amendments to the Directors Plan to (i) increase the number of shares for which options will be granted to newly elected non-employee directors from 10,000 shares to 15,000 shares, subject to adjustment, (ii) increase the number of shares for which options will be granted annually to reelected non-employee directors from 1,000 shares to 7,500 shares, (iii) increase the maximum number of shares issuable over the term of the Directors Plan by 150,000 shares to 300,000 shares in the aggregate and (iv) increase the maximum number of shares which may be granted to an individual director under the Directors Plan by 50,000 shares to 75,000 shares.

     The essential features of the Directors Plan are summarized below. This summary does not purport to be complete descriptions of the Directors Plan. Copies of actual plan documents may be obtained by contacting the Secretary of the Company.

Description of Directors Plan

     The Directors Plan was originally adopted by the Board of Directors on February 20, 1992 (the "Adoption Date") and approved by the stockholders at a meeting held April 29, 1992. Shares issuable over the term of the Directors Plan will be made available from either authorized but unissued Common Stock or treasury shares. Should an option be terminated for any reason prior to exercise in full, the shares subject to the portion not so exercised will be available for subsequent grants under the Directors Plan. Only non-employee directors of the Company are eligible to receive options under the Directors Plan.

     The Directors Plan is designed to operate automatically and not require administration; however, to the extent administration is necessary, the Directors Plan is administered by those members of the Board of Directors who are not eligible to participate in the Directors Plan (the "Directors Plan Administrators"). The Directors Plan Administrators have the authority to establish rules and regulations for the proper administration of the Directors Plan.

     The Directors Plan provided that each non-employee director as of the Adoption Date was granted a non-qualified option to purchase that number of shares of Common Stock equal to 10,000 minus the number of shares of Common Stock with respect to which options have been previously granted to such non-employee director. Prior to the adoption of the proposed amendments, the maximum number of shares of Common Stock issuable over the term of the Directors Plan may not exceed 150,000 shares, and each person who becomes a non-employee director for the first time after the Adoption Date shall be granted an option, on the six-month anniversary of the date such person becomes a non-employee director, to purchase that number of shares of Common Stock equal to 10,000 minus the number of shares of Common Stock with respect to which options have been previously granted to such non-employee director. The current amendments if approved will increase the maximum number of shares of Common Stock issuable over the term of the Directors Plan by 150,000 shares to 300,000 shares and increase the number of shares for which options will be granted to newly-elected non-employee directors to 15,000 minus the number of shares with respect to which options have previously been granted.

     Prior to the adoption of the proposed amendments, on each date that the Company holds its annual meeting of stockholders, each non-employee director then in office (other than those directors first elected at such meeting) will receive a grant of an option to purchase 1,000 shares. However, no director will receive options to purchase a total of more than 25,000 shares under the Director's Plan. The current amendments if approved will increase the number of shares for which options will be granted annually to 7,500 and provide that no director will receive more than 75,000 shares under the Directors Plan.

     The Directors Plan also provides that the options granted thereunder shall have maximum terms of 10 years. The options granted on the Adoption Date vested (and thereby became exercisable) in five equal annual installments, commencing on the Adoption Date. Options granted subsequently to non-employee directors upon their initial election to the Board of Directors vest in five equal annual installments, commencing on the first anniversary of the date of grant. Annual option grants to non-employee directors vest on the date of grant. The option price will be immediately due upon exercise of the option and may be paid in cash or by check.

     The price per share to be paid by a director at the time an option is exercised will be 100% of the fair market value of the Common Stock on the date of grant. For purposes of establishing the exercise price, the fair market value of the Common Stock on any relevant date will be the closing sale price per share of Common Stock, as reported for such date through the National Market System of the Nasdaq Stock Market, Inc. If the Common Stock is subsequently listed or admitted to trading on any stock exchange, then the fair market value will be the closing sale price per share reported for such date by the principal exchange on which the Common Stock is traded.

     The Directors Plan provides that options granted thereunder will be granted on terms generally permitting transfer to imme-diate family members of the optionee (or an entity comprised entirely of the optionee and such immediate family members).

     The Board of Directors has full power and authority to amend or modify the Directors Plan; provided, however, that the Board of Directors may not, without further approval of the stockholders of the Company, increase the number of shares as to which options may be granted under the Directors Plan, materially increase the benefits accruing to participants under the Directors Plan, or materially modify the requirements as to eligibility under the Directors Plan. In addition, the Board of Directors may not amend the Directors Plan or any agreements thereunder more than once every six months, other than to comport with the Internal Revenue Code or the rules thereunder.

     Termination of Director Status. Should an optionee cease to be a non-employee director of the Company for any reason (including death or permanent disability), such optionee will not have more than a twelve (12) month period following the date of such cessation of status in which to exercise any outstanding options, but under no circumstance may any such option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of status, except as discussed below.

     Acceleration of Options. In the event of one or more of the following transactions ("Corporate Transaction"): (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) any other business combination in which 50% or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then all options granted under the Directors Plan at the time outstanding and not then otherwise fully exercisable will, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares purchasable thereunder. However, in no event will any such acceleration occur if the terms of the Corporate Transaction require as a condition to consummation that each such outstanding option either be assumed by the successor corporation or be replaced with a comparable option to purchase shares of capital stock of the successor corporation. Upon the consummation of the Corporate Transaction, all outstanding options will, to the extent not previously exercised or assumed by the successor corporation, terminate and cease to be exercisable.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

Federal Income Tax Consequences

     The following discussion summarizes the principal federal income tax consequences of the Directors Plan. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the Directors Plan.

     In general: (i) no income is recognized by the optionee at the time a non-qualified stock option is granted; (ii) upon exercise of the non-qualified stock option, the optionee recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise; and (iii) at disposition any increase or decrease in value of the shares after the date of exercise is treated as capital gain or loss. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently, the maximum rate for long-term capital gain on assets held for more than eighteen months is generally 20%, and the maximum rate on capital gain on assets held for more than one year but less than eighteen months ("mid-term gain") is 28%.

     Generally, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise.

Recommendation

     At the annual meeting, the Company's stockholders will be asked to approve the proposal to amend the Directors Plan to (i) increase the number of shares for which options will be granted to newly elected non-employee directors from 10,000 shares to 15,000 shares, subject to adjustment, (ii) increase the number of shares for which options will be granted annually to reelected non-employee directors from 1,000 shares to 7,500 shares, (iii) increase the maximum number of shares issuable over the term of the Directors Plan by 150,000 shares to 300,000 shares in the aggregate and (iv) increase the maximum number of shares which may be granted to an individual director under the Directors Plan by 50,000 shares to 75,000 shares. The Board of Directors believes that approval of the proposed amendments is in the best interests of the Company because it will allow the Company to continue to attract and retain the services of outstanding outside directors, its stockholders and its employees and unanimously recommends a vote "FOR" approval. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the annual meeting and entitled to vote.

              PROPOSAL 5 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

     On March 19, 1998, the Company, on the recommendation of the audit committee, appointed Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent accountants for 1998.

     The ratification of the appointment of Ernst & Young is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the Board of Directors will consider the appointment of other accountants. The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young as the Company's independent accountants for the 1998 fiscal year.

     From fiscal 1983 through fiscal 1997, Arthur Andersen LLP ("Arthur Andersen") acted as the Company's independent accountants. Arthur Andersen was dismissed on March 19, 1998. The decision to change accountants was approved by the audit committee of the Board of Directors. The reports of Arthur Andersen on the financial statements of the Company for the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years preceding such dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports; nor has Arthur Andersen ever presented a written report, or otherwise communicated in writing to the Company or the Board of Directors or the audit committee thereof the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

     A representative of Ernst & Young is expected to be present at the meeting with an opportunity, if desired, to make a statement and to respond to your questions.

     The Company has authorized Arthur Andersen to respond fully to the inquiries of Ernst & Young. The letter from Arthur Andersen addressed to the Securities and Exchange Commission (the "SEC"), as required by Item 304(a)(3) of Regulation S-K, to the effect that it agrees with the Company's disclosure regarding its dismissal, has been filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

                              CERTAIN TRANSACTIONS

     Pursuant to his employment agreement, in 1993 the Company made a loan to Dr. Scannon, its Chief Scientific and Medical Officer and a Director, in the initial amount of $290,000. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." As of April 1, 1998, $236,293 of principal and interest on the loan remained outstanding and $137,141 in principal and interest payments have been received by the Company.

     In February, 1998, the Board of Directors approved a 30-month extension of the term of 200,000 of the 327,800 options previously awarded to Mr. Mendell in connection with his resignation from employment by the Company in 1993 in recognition of his significant and long-term contributions to the Company. No change in the exercise price or other terms of the options was made, and the remaining 127,800 options expired unexercised on March 29, 1998. The exercise price of the extended options has exceeded the market price of the underlying shares of Common Stock since soon after they were granted.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Such executive officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to the Company and written representations from the Company's executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 1997 on a timely basis.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to promptly execute and return the accompanying proxy in the postage prepaid envelope which has been enclosed for your convenience.

                              STOCKHOLDER PROPOSALS

     A stockholder who intends to present a proposal at the 1999 meeting of stockholders must submit such proposal by November 30, 1998, to the Company for inclusion in the Company's 1999 proxy statement and proxy card relating to such meeting. The proposal must be mailed to the Company's principal executive office, at 2910 Seventh Street, Berkeley, California, 94710, Attention:
Secretary.

                                  By Order of the Board of Directors,



                                  Christopher J. Margolin
                                  Secretary


April 14, 1998
Berkeley, California

                                                                         ANNEX A


                                XOMA CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of this XOMA Corporation 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of XOMA Corporation, a Delaware corporation (the "Company") with an opportunity to purchase common stock of the Company ("Common Stock") through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Rights to purchase stock under the Plan are referred to in the Code and in this Plan as "options".

     2. Definitions.

     (a) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee selected by the Board of Directors to administer the Plan.

     (b) "Compensation" shall mean total cash compensation received by the Employee from the Company, including regular pay, overtime pay, and bonuses, and shall also include any pretax Employee cash or deferred contributions to a plan maintained by the Company which qualifies under Section 401(k) of the Code and any pretax Employee contributions to a plan maintained by the Company which qualifies under Section 125 of the Code.

     (c) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.

     (d) "Enrollment Date" shall mean the first day of each Offering Period.

     (e) "Exercise Date" shall mean the last day of each Offering Period.

     (f) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

     (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing selling price for the Common Stock, as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

     (2) If the Common Stock is quoted on the Nasdaq Stock Market (but not on the Nasdaq National Market), its Fair Market Value shall be the closing selling price for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

     (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

     (g) "Offering Periods" shall mean concurrent twenty-four (24) month periods (or another period as determined by the Committee), commencing once every calendar quarter beginning on January 1, April 1, July 1 and September 1 of each year (or at other times determined by the Committee), and ending on the day prior to the end of such twenty-four (24) month period.

     (h) "Purchase Price" shall mean with respect to each Offering Period either
(i) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date for that Offering Period, whichever is lower, or (ii) such higher price as may be set by the Committee at the beginning of that Offering Period.

     3. Eligibility.

     (a) Any person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent (within the meaning of Section 424(e) of the Code) or subsidiary (within the meaning of
Section 424(f) of the Code), or (ii) which permits his or her rights to purchase stock under all Offering Periods and all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its parents and subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

     4. Offering Periods. The Plan shall be implemented by concurrent Offering Periods with a new Offering Period commencing on the first day of each calendar quarter, or on such other date as the Committee shall determine, with such Offering Periods extending for twenty-four (24) months, or such other length as the Committee shall determine. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form prepared by the Company and filing it with the Company's Human Resources Department at least fifteen (15) business days prior to the applicable Enrollment Date for a particular Offering Period, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

     (b) Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding twenty percent (20%), in whole multiples of one percent (1%), of the Compensation which he or she receives on each payday during the Offering Period. The aggregate amount of payroll deductions for all concurrent Offering Periods shall not exceed twenty percent (20%).

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) Once an Offering Period has commenced, a participant may decrease, but not increase, the rate of his or her payroll deductions for that Offering Period once per calendar quarter by filing a new subscription agreement at least fifteen (15) business days prior to the beginning of the calendar quarter, which decrease shall become effective at the beginning of the next calendar quarter; provided, however, that a participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. During an Offering Period, a participant may elect to have new or additional payroll deductions made with respect to the next beginning Offering Period, by completing or filing with the Company an additional subscription agreement, at least fifteen (15) business days prior to the beginning of the next Offering Period, authorizing a payroll deduction rate with respect to the new Offering Period. A participant's subscription agreement with respect to an expiring Offering Period shall remain in effect for the Offering Period which begins after the end of the currently expiring Offering Period, unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding the foregoing, a participant's payroll deductions for each Offering Period may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof.

     (e) At the time of the Exercise Date, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated with respect to that Offering Period prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Pur-chase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period and with respect to such Offering Period more than 50,000 shares of Common Stock; and provided, further, that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option with respect to that Offering Period shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option with respect to that Offering Period shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant has withdrawn from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account with respect to that Offering Period. Unless otherwise approved by the Committee, no fractional shares will be purchased. Unless acquisition of fractional shares has been so approved, any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share of Common Stock shall be retained in the participant's account for the next expiring Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

     9. Issuance; Delivery; Restriction. The shares of Common Stock purchased for a participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the Exercise Date. Prior to such date, none of the rights and privileges of a stockholder of the Company shall exist with respect to such Common Stock. The registrar for the Company shall be instructed to make entries on its books and records evidencing that shares of Common Stock issued hereunder have been duly issued as of each pertinent Exercise Date; provided, however, that an employee may in the alternative elect in writing to receive a stock certificate representing the amount of such shares so acquired. Notwithstanding the foregoing, delivery of certificates representing shares of Common Stock or transfer to or for the account of any participant under the Plan may be conditioned upon the agreement of such participant to allow federal income tax withholdings as may be required to be made by the Company.

     10. Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan with respect to one or more Offering Periods at any time prior to the last day of such Offering Period by giving written notice to the Company in a form prepared by the Company. All of the participant's payroll deductions credited to his or her account with respect to such Offering Period(s) will be paid to such participant promptly after receipt of written notice of withdrawal and such participant's option for the relevant Offering Period(s) will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period(s) with respect to such Offering Period(s). If a participant withdraws from the Plan with respect to one or more Offering Periods, he or she may continue in the Plan with respect to other Offering Periods that have already begun and he or she may also resume participation for subsequent Offering Periods by delivering to the Company a new subscription agreement at least fifteen (15) business days prior to the Enrollment Date for such subsequent Offering Period.

     (b) Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the current Offering Periods but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

     (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in subsequent and all other Offering Periods.

     11. Interest. No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

     12. Stock.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Such shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased in the open market.

     (b) If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of the payroll deductions accumulated in the participant's account (other than amounts representing fractional shares, which are retained for the next Offering Period, as described in Section 8 above) shall be returned to him as promptly as possible.

     (c) No participant will have an interest or voting right in shares of Common Stock covered by his or her option until such option has been exercised.

     (d) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Committee shall not be permitted to participate in the Plan.

     14. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization.

     (a) Changes in Capitalization. The "Reserves" (as defined below), the maximum number of shares of Common Stock an Employee is permitted to purchase in any Offering Period under Section 7, and the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. "Reserves" means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (b) Dissolution or Liquidation. In an event of the proposed dissolution or liquidation of the Company, the Offering

Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all options under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting new Exercise Dates ("New Exercise Dates"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least fifteen (15) business days prior to the New Exercise Dates, that the Exercise Dates for his or her option has been changed to the New Exercise Dates and that his or her options will be exercised automatically on the New Exercise Dates, unless prior to such dates he or she has withdrawn from the Offering Periods as provided in Section 10 hereof. For purposes of this paragraph, options granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the options confer the right to purchase, for each share of stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the options to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     19. Amendment or Termination.

     (a) The Board of Directors may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, however, that Offering Periods may be terminated by the Board of Directors on any Exercise Date if the Board of Directors determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during the Offering Periods, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee finds, in its sole discretion, advisable and consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective on May 20, 1998 (the "Effective Date"), subject to its approval by the stockholders of the Company within twelve (12) months after its adoption by the Board of Directors. It shall continue in effect until terminated under Section 19 hereof.

                              [FORM OF PROXY CARD]

                                XOMA CORPORATION
                               2910 Seventh Street
                               Berkeley, CA 94710

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN L. CASTELLO and PATRICK J. SCANNON, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of XOMA Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of XOMA Corporation to be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California 94623 on May 20, 1998, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:

     1. Election of Directors

          James G. Andress; William K. Bowes, Jr.; John L. Castello; Arthur Kornberg, M.D.; Steven C. Mendell; Patrick J. Scannon, M.D., Ph.D.; W. Denman Van Ness

                 (The Board of Directors recommends a vote FOR.)

    |_|  FOR all nominees above                      |_|  WITHHOLD AUTHORITY to
         (except as marked to the contrary below)         vote for all nominees
                                                          listed above

     This proxy will be voted in the election of directors in the manner described in the proxy statement for the 1998 annual meeting of stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

-------------------------------------------------------------------------------

     2. Proposal to approve an amendment to the Company's 1981 Stock Option Plan to increase the number of shares issuable over the term of the 1981 Stock Option Plan by 1,500,000 shares to 6,650,000 shares in the aggregate.

                 (The Board of Directors recommends a vote FOR.)


         FOR       |_|         AGAINST        |_|        ABSTAIN      |_|


-------------------------------------------------------------------------------

     3. Proposal to approve the adoption of the Company's 1998 Employee Stock Purchase Plan.

                 (The Board of Directors recommends a vote FOR.)


         FOR       |_|         AGAINST        |_|        ABSTAIN      |_|

(Continued on other side)

(Continued from other side)

     4. Proposal to approve amendments to the Company's 1992 Directors Stock Option Plan to (i) increase the number of shares for which options will be granted to newly elected non-employee directors from 10,000 shares to 15,000 shares, subject to adjustment, (ii) increase the number of shares for which options will be granted annually to reelected non-employee directors from 1,000 shares to 7,500 shares,
          (iii) increase the maximum number of shares issuable over the term of the Directors Plan by 150,000 shares to 300,000 shares in the aggregate and (iv) increase the maximum number of shares which may be granted to an individual director under the Directors Plan by 50,000 shares to 75,000 shares.

                 (The Board of Directors recommends a vote FOR.)


         FOR       |_|         AGAINST        |_|        ABSTAIN      |_|


-------------------------------------------------------------------------------

     5. Proposal to ratify the selection of Ernst & Young LLP as the Company's independent accountants for the 1998 fiscal year.

                 (The Board of Directors recommends a vote FOR.)


         FOR       |_|         AGAINST        |_|        ABSTAIN      |_|

-------------------------------------------------------------------------------

     6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 5.

                                        Dated: ____________________, 1998

                                        _________________________________
                                             Signature of Stockholder

                                        _________________________________
                                             Signature if held jointly

                                        Please sign exactly as name appears
                                        above. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized person.

                PLEASEMARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.